Exhibit 5.2
Richards, Layton & Finger
A PROFESSIONAL ASSOCIATION
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700
Fax: (302) 651-7701
www.rlf.com
August 31, 2007
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004
          Re: Exide Technologies
Registration Statement on Form S-3 (File No. 333-141725)
Ladies and Gentlemen:
          We have acted as special Delaware counsel to Exide Technologies, a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of rights (the “Rights”) to purchase shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”) pursuant to a rights offering (the “Rights Offering”) to stockholders of record on the record date for the Rights Offering as contemplated by the Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2007 (the “Registration Statement”) and the Final Prospectus Supplement of the Company to be filed with the Securities and Exchange Commission on August 31, 2007 (the “ Prospectus Supplement”). In this connection, you have requested our opinion as to certain matters of Delaware law.
          We have been furnished and have reviewed the following documents: (i) the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 5, 2004 (the “Certificate of Incorporation”); (ii) the Bylaws of the Company (the “Bylaws”); (iii) the form of Subscription Certificate (the “Rights Certificate”) of the Company evidencing the Rights to be executed by the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”); (iv) resolutions of the Board of Directors (the “Board”) of the Company dated March 22, 2007, July 31, 2007 and August 27, 2007 relating to the Registration Statement, the Prospectus Supplement and the Rights; (v) the Registration Statement; (vi) the Prospectus

Exide Technologies
August 31, 2007

Supplement; (vii) a certificate of good standing, dated the date hereof, issued by the Secretary of State with respect to the Company; and (viii) a certificate of an officer of the Company, dated the date hereof, as to certain matters.
          With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. We have not reviewed any document other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.
          In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have, with your consent, assumed the following matters: (i) the Registration Statement and any amendments thereto will remain effective under the Securities Act of 1933 at the time of the issuance of the Rights; (ii) the Prospectus Supplement describing the Rights offered pursuant to the Registration Statement has been timely filed with the Commission; (iii) each Rights Certificate will be duly completed by the Company and authorized, executed and delivered by each of the parties thereto; (iv) each Rights Certificate constitutes a legal, valid and binding obligation of the Rights Agent and is enforceable against the Rights Agent in accordance with its terms; and (v) the issuance of Rights as a dividend on then-outstanding Common Shares will be duly authorized by the Company and accomplished in accordance with the provisions of the Registration Statement and Prospectus Supplement.
          Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate in order to render our opinion as expressed herein, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, it is our opinion that the Rights have been duly authorized by all necessary action of the Company under the Certificate of Incorporation, Bylaws and the General Corporation Law of the State of Delaware, and when issued and delivered in accordance with the Rights Offering, will constitute binding obligations of the Company.
          The foregoing opinion is subject to the following limitations, exceptions and qualifications:

Exide Technologies
August 31, 2007

          A. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinion is limited to the laws of the State of Delaware, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 7301 et seq., or any rules or regulations promulgated thereunder.
          B. Our opinion above is subject to (a) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, (b) principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether considered and applied in a proceeding in equity or at law or pursuant to arbitration), (c) the discretion of the court before which any proceeding in respect of the Rights, Rights Certificate, Registration Statement, Prospectus Supplement and the transactions contemplated thereby may be brought, and (d) applicable law relating to fiduciary duties.
          We understand that this opinion may be filed with the Commission in connection with the Prospectus Supplement. We hereby expressly consent to such filing and the use of our name as counsel in such Prospectus Supplement. Except as set forth in the two immediately preceding sentences, the foregoing opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose.
Very truly yours,
/s/ Richards, Layton & Finger, PA